Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Distribution

CenterPoint Energy reports third quarter 2016 earnings of $0.41 per diluted share and updates full year guidance to $1.16 - $1.20

•	Strong utility performance driven by customer growth and rate relief

•	Midstream Investments expected to contribute earnings at the high end of the $0.24 - $0.28 guidance range for 2016

•	Company continues to target 4-6% annual earnings growth through 2018

Houston, TX – November 4, 2016 - CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $179 million, or $0.41 per diluted share, for the third quarter of 2016, compared with a $391 million loss or a loss of $0.91 per diluted share for the same period of the prior year. The third quarter 2015 loss included pre-tax impairment charges totaling $862 million related to midstream investments. Excluding the impairment charges, third quarter 2015 net income would have been $146 million or $0.34 per diluted share. On a guidance basis, third quarter 2016 earnings were $0.41 per diluted share, consisting of $0.31 from utility operations and $0.10 from midstream investments. On the same guidance basis and excluding the impairment charges, third quarter 2015 earnings would have been $0.34 per diluted share, consisting of $0.24 from utility operations and $0.10 from midstream investments.

Operating income for the third quarter of 2016 was $284 million, compared with $265 million in the third quarter of the prior year. Equity income from midstream investments was $73 million for the third quarter of 2016, compared with a $794 million loss for the same period in the prior year, which includes the impairment charges noted above.

“Utility operations and midstream investments both performed well in the third quarter,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “As a result, we are adjusting guidance to the higher end of the range for 2016.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $257 million for the third quarter of 2016, consisting of $234 million from the regulated electric transmission & distribution utility operations (TDU) and $23 million related to securitization bonds. Operating income for the third quarter of 2015 was $244 million, consisting of $219 million from the TDU and $25 million related to securitization bonds.

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Operating income for the TDU benefited primarily from rate relief, customer growth and higher equity return, primarily related to true-up proceeds. These benefits were partially offset by higher depreciation and other taxes.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $22 million for the third quarter of 2016, compared with $11 million for the same period of 2015. Operating income benefited from rate relief, revenue from decoupling mechanisms, lower bad debt expense and lower sales and use tax. These benefits were partially offset by higher depreciation and increased labor and benefit expenses.

Energy Services

The energy services segment reported operating income of $5 million for the third quarter of 2016 compared with $7 million for the same period in the prior year. Third quarter operating income for 2016 included a mark-to-market accounting loss of $2 million, compared to a gain of $5 million for the same period of the prior year. Excluding mark-to-market adjustments, operating income would have been $7 million in the third quarter of 2016 and $2 million in the third quarter of 2015.

Midstream Investments

The midstream investments segment reported $73 million of equity income for the third quarter of 2016, compared with a $794 million loss in the third quarter of the prior year, which includes the impairment charges noted above. For the third quarter of 2015, the impairments were partially offset by equity earnings of $68 million.

Enable Midstream declared a quarterly cash distribution of $0.318 per common and subordinated unit on November 1, 2016. Please refer to Enable Midstream’s November 2, 2016 earnings press release for details.

Dividend Declaration

On October 27, 2016, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2575 per share of common stock payable on December 9, 2016, to shareholders of record as of the close of business on November 16, 2016.

Outlook for 2016

On a consolidated basis, CenterPoint Energy updates earnings on a guidance basis for 2016 to the range of $1.16 – $1.20 per diluted share.

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The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance, the company assumes for midstream investments a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of CenterPoint Energy’s basis difference in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2016, dated November 2, 2016, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income

and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Quarter Ended		Nine Months Ended
	September 30, 2016		September 30, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$179	$0.41	$331	$0.76
Midstream Investments	(46)	(0.10)	(96)	(0.22)

Utility Operations (1)	133	0.31	235	0.54

Timing effects impacting CES(2):
Mark-to-market losses (net of taxes of $1 and $7)(3)	1	—	11	0.02

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $27 and $65) (3)(4)	(50)	(0.11)	(122)	(0.27)
Indexed debt securities (net of taxes of $25 and $90) (3)(5)	47	0.11	168	0.39

Utility operations earnings on an adjusted guidance basis	$131	$0.31	$292	$0.68

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$131	$0.31	$292	$0.68
Midstream Investments	46	0.10	96	0.22

Consolidated on a guidance basis	$177	$0.41	$388	$0.90

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.
(5)	Nine months ended results include amount associated with the Charter Communications, Inc. and Time Warner Cable Inc. merger

CenterPoint Energy, Inc. and Subsidiaries Reconciliation of Net Income (Loss)

and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS used in providing annual earnings guidance

	Quarter Ended
	September 30, 2016		September 30, 2015
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated as reported	$179	$0.41	$(391)	$(0.91)
Midstream Investments	(46)	(0.10)	495	1.15

Utility Operations (1)	133	0.31	104	0.24

Loss on impairment of Midstream Investments:
CenterPoint’s impairment of its investment in Enable (net of taxes of $94)(3)	—	—	156	0.36
CenterPoint’s share of Enable’s impairment of its goodwill and long-lived assets (net of taxes of $231)(3)	—	—	381	0.89

Total loss on impairment	—	—	537	1.25

Midstream Investments excluding loss on impairment	46	0.10	42	0.10

Consolidated excluding loss on impairment	179	0.41	146	0.34

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $1 and $2)(3)	1	—	(3)	(0.01)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $27 and $47) (3)(4)	(50)	(0.11)	87	0.20
Indexed debt securities (net of taxes of $25 and $45) (3)	47	0.11	(84)	(0.19)

Utility operations earnings on an adjusted guidance basis	$131	$0.31	$104	$0.24

Adjusted net income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$131	$0.31	$104	$0.24
Midstream Investments excluding loss on impairment	46	0.10	42	0.10

Consolidated on a guidance basis	$177	$0.41	$146	$0.34

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of May 18, 2016, comprised of Time Warner Inc., Charter Communications, Inc. and Time Inc. Prior to May 18, 2016, comprised of Time Warner Inc., Time Warner Cable Inc. and Time Inc.

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended September 30, 2016. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, November 4, 2016 at 10 a.m. Central time or 11 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations

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to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and adjustments for impairment charges. A reconciliation of net income and diluted earnings per share to the basis used in providing 2016 guidance is provided in this news release. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities, mark-to-market gains or losses resulting from the company’s Energy Services business and impairment charges are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Electric Transmission & Distribution	$908	$827	$2,331	$2,144
Natural Gas Distribution	377	359	1,693	1,979
Energy Services	614	452	1,450	1,510
Other Operations	3	4	11	11
Eliminations	(13)	(12)	(38)	(49)

Total	1,889	1,630	5,447	5,595

Expenses:
Natural gas	683	527	2,031	2,410
Operation and maintenance	505	479	1,539	1,465
Depreciation and amortization	324	268	873	724
Taxes other than income taxes	93	91	288	289

Total	1,605	1,365	4,731	4,888

Operating Income	284	265	716	707

Other Income (Expense) :
Gain (loss) on marketable securities	77	(134)	187	(72)
Gain (loss) on indexed debt securities	(72)	129	(258)	62
Interest and other finance charges	(83)	(88)	(256)	(266)
Interest on securitization bonds	(23)	(25)	(70)	(80)
Equity in earnings (losses) of unconsolidated affiliate	73	(794)	164	(699)
Other - net	20	12	41	36

Total	(8)	(900)	(192)	(1,019)

Income (Loss) Before Income Taxes	276	(635)	524	(312)

Income Tax Expense (Benefit)	97	(244)	193	(129)

Net Income (Loss)	$179	$(391)	$331	$(183)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Basic Earnings (Loss) Per Common Share	$0.42	$(0.91)	$0.77	$(0.43)

Diluted Earnings (Loss) Per Common Share	$0.41	$(0.91)	$0.76	$(0.43)

Dividends Declared per Common Share	$0.2575	$0.2475	0.7725	$0.7425

Weighted Average Common Shares Outstanding (000):
- Basic	430,682	430,262	430,581	430,152
- Diluted	433,396	430,262	433,295	430,152

Operating Income by Segment

Electric Transmission & Distribution:
TDU	$234	$219	$428	$418
Bond Companies	23	25	70	80

Total Electric Transmission & Distribution	257	244	498	498
Natural Gas Distribution	22	11	202	176
Energy Services	5	7	11	29
Other Operations	—	3	5	4

Total	$284	$265	$716	$707

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$725	$683	6%	$1,881	$1,782	6%
Bond Companies	183	144	27%	450	362	24%

Total	908	827	10%	2,331	2,144	9%

Expenses:
Operation and maintenance. excluding Bond Companies	336	322	(4%)	995	944	(5%)
Depreciation and amortization, excluding Bond Companies	96	86	(12%)	285	253	(13%)
Taxes other than income taxes	59	56	(5%)	173	167	(4%)
Bond Companies	160	119	(34%)	380	282	(35%)

Total	651	583	(12%)	1,833	1,646	(11%)

Operating Income	$257	$244	5%	$498	$498	—

Operating Income:
TDU	$234	$219	7%	$428	$418	2%
Bond Companies	23	25	(8%)	70	80	(13%)

Total Segment Operating Income	$257	$244	5%	$498	$498	—

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	10,775,739	10,387,735	4%	23,426,712	23,283,969	1%
Total	26,517,635	25,612,134	4%	66,838,583	65,378,208	2%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	107%	101%	6%	101%	99%	2%
Heating degree days	0%	0%	0%	85%	130%	(45%)

Number of metered customers - end of period:
Residential	2,116,312	2,069,213	2%	2,116,312	2,069,213	2%
Total	2,389,014	2,337,806	2%	2,389,014	2,337,806	2%

	Natural Gas Distribution
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$377	$359	5%	$1,693	$1,979	(14%)
Natural gas	104	106	2%	679	1,014	33%

Gross Margin	273	253	8%	1,014	965	5%

Expenses:
Operation and maintenance	159	155	(3%)	526	510	(3%)
Depreciation and amortization	61	55	(11%)	180	165	(9%)
Taxes other than income taxes	31	32	3%	106	114	7%

Total	251	242	(4%)	812	789	(3%)

Operating Income	$22	$11	100%	$202	$176	15%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	12	12	—	105	128	(18%)
Commercial and Industrial	51	52	(2%)	193	196	(2%)

Total Throughput	63	64	(2%)	298	324	(8%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	21%	64%	(43%)	86%	108%	(22%)
Number of customers - end of period:
Residential	3,143,357	3,110,645	1%	3,143,357	3,110,645	1%
Commercial and Industrial	251,043	248,911	1%	251,043	248,911	1%

Total	3,394,400	3,359,556	1%	3,394,400	3,359,556	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$614	$452	36%	$1,450	$1,510	(4%)
Natural gas	591	433	(36%)	1,389	1,445	4%

Gross Margin	23	19	21%	61	65	(6%)

Expenses:
Operation and maintenance	16	11	(45%)	43	32	(34%)
Depreciation and amortization	1	1	—	5	3	(67%)
Taxes other than income taxes	1	—	—	2	1	(100%)

Total	18	12	(50%)	50	36	(39%)

Operating Income	$5	$7	(29%)	$11	$29	(62%)

Mark-to-market gain (loss)	$(2)	$5	(140%)	$(18)	$3	(700%)

Energy Services Operating Data:
Throughput data in BCF	200	138	45%	570	459	24%

Number of customers - end of period	31,669	18,052	75%	31,669	18,052	75%

	Other Operations
	Quarter Ended			Nine Months Ended
	September 30,		% Diff	September 30,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues	$3	$4	(25%)	$11	$11	—
Expenses	3	1	(200%)	6	7	14%

Operating Income	$—	$3	—	$5	$4	25%

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Capital Expenditures by Segment
Electric Transmission & Distribution	$211	$237	$638	$665
Natural Gas Distribution	143	172	371	416
Energy Services	1	3	3	4
Other Operations	6	12	16	29

Total	$361	$424	$1,028	$1,114

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$6	$18	$19
Capitalization of Interest Cost	(2)	(2)	(5)	(7)
Transition and System Restoration Bond Interest Expense	23	25	70	80
Other Interest Expense	79	84	243	254

Total Interest Expense	$106	$113	$326	$346

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$270	$264
Other current assets	2,259	2,425

Total current assets	2,529	2,689

Property, Plant and Equipment, net	12,083	11,537

Other Assets:
Goodwill	862	840
Regulatory assets	2,756	3,129
Investment in unconsolidated affiliate	2,535	2,594
Preferred units – unconsolidated affiliate	363	—
Other non-current assets	158	501

Total other assets	6,674	7,064

Total Assets	$21,286	$21,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$43	$40
Current portion of securitization bonds long-term debt	410	391
Indexed debt	112	145
Current portion of other long-term debt	250	328
Other current liabilities	1,583	1,554

Total current liabilities	2,398	2,458

Other Liabilities:
Accumulated deferred income taxes, net	5,206	5,047
Regulatory liabilities	1,279	1,276
Other non-current liabilities	1,195	1,182

Total other liabilities	7,680	7,505

Long-term Debt:
Securitization bonds	1,931	2,276
Other	5,805	5,590

Total long-term debt	7,736	7,866

Shareholders’ Equity	3,472	3,461

Total Liabilities and Shareholders’ Equity	$21,286	$21,290

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash Flows from Operating Activities:
Net income (loss)	$331	$(183)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	892	745
Deferred income taxes	150	(264)
Write-down of natural gas inventory	1	4
Equity in (earnings) losses of unconsolidated affiliate, net of distributions	(164)	843
Changes in net regulatory assets	(26)	92
Changes in other assets and liabilities	252	266
Other, net	16	15

Net Cash Provided by Operating Activities	1,452	1,518

Net Cash Used in Investing Activities	(739)	(1,024)

Net Cash Used in Financing Activities	(707)	(565)

Net Increase (Decrease) in Cash and Cash Equivalents	6	(71)

Cash and Cash Equivalents at Beginning of Period	264	298

Cash and Cash Equivalents at End of Period	$270	$227

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.